UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

KKR FINANCIAL HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, 50th Floor, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(415) 315-3620
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2017, KKR Financial Holdings LLC (the “Issuer”) completed a private offering of  $125,000,000 aggregate principal amount of its 5.50% Senior Notes due 2032 (the “Notes”). The Notes constitute a further issuance of and are part of the same series as the Issuer’s 5.50% Senior Notes due 2032 first issued by the Issuer on March 30, 2017. The Notes are governed by an indenture (the “Base Indenture”), by and between the Issuer and The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated March 30, 2017 (the “First Supplemental Indenture”) and the second supplemental indenture dated November 17, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The Notes bear interest at a rate of 5.50% per annum, accruing from September 30, 2017. Interest is payable semiannually in arrears on March 30 and September 30 of each year, commencing on March 30, 2018. The Notes will mature on March 30, 2032, unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer.

The Indenture includes covenants, including (i) limitations on the Issuer’s ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of certain of its subsidiaries or merge, consolidate or sell, transfer or lease assets, (ii) requirements that the Issuer maintain a minimum Consolidated Net Worth (as defined in the Indenture) and (iii) requirements that the Issuer maintain a minimum Cash and Liquid Investments (as defined in the Indenture). The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. Beginning on March 30, 2022, and annually thereafter, the Issuer may redeem the Notes in whole, but not in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. Prior to March 30, 2022, the Notes will be redeemable in whole, but not in part, at the Issuer’s option at any time, at a “make-whole” redemption price set forth in the Notes. If a change of control repurchase occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of the Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1, the First Supplemental Indenture filed as Exhibit 4.2, the Second Supplemental Indenture attached as Exhibit 4.3 to this report, and the form of the Notes filed as Exhibit 4.4 to this report, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1
Indenture dated as of March 30, 2017 between KKR Financial Holdings LLC and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.1 to KKR Financial Holdings LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2017).

Exhibit 4.2
First Supplemental Indenture dated as of March 30, 2017 between KKR Financial Holdings LLC and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.2 to KKR Financial Holdings LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2017).

Exhibit 4.3	Second Supplemental Indenture dated as of November 17, 2017 among KKR Financial Holdings LLC and The Bank of New York Mellon Trust Company, N. A., as trustee (filed herewith).

Exhibit 4.4	Form of 5.50% Senior Note due 2032 (included in Exhibit 4.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Financial Holdings LLC

Date: November 17, 2017	By:	/s/ Thomas N. Murphy
	Name:	Thomas N. Murphy
	Title:	Chief Financial Officer